Exhibit 4(n)


                                                                      DUPLICATE

                                                                 Allen&Gledhill
                                                         ADVOCATES & SOLICITORS

-------------------------------------------------------------------------------


                     Dated
                           -------------------------------





                           WAN TIEN REALTY (PTE) LTD
                                (the "Landlord")





                                      and





                            ASE SINGAPORE PTE. LTD.
                                 (the "Tenant")






                                     LEASE
                                       of
                           750D Chai Chee Road #07-01
                              Technopark@Chai Chee
                                   Singapore

                                                               ALLEN & GLEDHILL
                                                               36 ROBINSON ROAD
                                                              #18-01 CITY HOUSE
                                                               SINGAPORE 068877

                                   SCHEDULE 1

                                  Particulars

1.   Date

2.   Landlord

     Name                                :  Wan Tien Realty (Pte) Ltd

     Company Registration No.            :  197300638R

     Country of Incorporation            :  Singapore

     Registered Office Address           :  39 Robinson Road #18-01
                                            Robinson Point
                                            Singapore 068911

4.   Tenant

     For Company

     Name                                :  ASE Singapore Pte. Ltd.

     Company Registration No.            :  199800834K

     Country of Incorporation            :  Singapore

     Registered Office Address           :  7 Temasek Boulevard
                                            #21-02 Suntec Tower 1
                                            Singapore 038987
4A.  Development

     Address                             :  750, 750A, 750B, 750C, 750D and
                                            750E Chai Chee Road, Singapore

     Name                                :  Technopark@Chai Chee or some
                                            other name decided by the
                                            Landlord and approved by the
                                            relevant authorities


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


4B.  Building

     Address                             :  750D Chai Chee Road, Singapore

5.   Premises

     Building Level                      :  7th storey

     Unit No(s).                         :  #07-01

     Demarcation                         :  (for purpose of identification only)
                                            edged in red on the attached plan
                                            marked Annexure A

6.   Floor Area

     Approximately 652.0 square metres

7.   Term

     One (1) year from 22 February 2004 to 21 February 2005

8.   Security Deposit Amount

     S48,43.56, equivalent to three (3) months' Rent and Service Charge

9.   Permitted Use

     For testing of semiconductors and related activitites

10.  Renewal Term

     One (1) year commencing on the day after the date of expiry of the Term

11.  Rent

(a)  Rent Rate                           :  S20.41 per square metre per month

(b)  Quarterly Rent                      :  S39,335.16

11A. Service Charge

(a)  estimated Service Charge Rate       :  S4.65 per square metre per month

(b)  estimated Quarterly Service Charge  :  S9,095.40


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


12.  Air-conditioning and Lift Hours

(a)  Air-Conditioning Services

     Subject to the payment by the Tenant of the air-conditioning charges set out in Item 18 below, the Landlord shall provide:

     Where there is at least one (1) AHU in the Premises

     air-conditioning services during such hours as may be specified by the Tenant Provided That the Tenant mast give the Landlord at least one (1) day's prior written notice of such hours or any change to such hours.

(b)  Passenger and Cargo Lift Hours

     7.00 am to 9.00 pm on weekdays and 7.00 am to 2.00 pm on Saturdays (except Sundays and public holidays), but one (1) passenger lift will be operational for twenty-four (24) hours a day

13.  Reinstatement Period (for calculating the Reinstatement Sum)

     one (1) month

14.  Floor Loading

     7.5 kN/m2

15.  Closure of Outer Gates

(a) The outer side gate 1 (between Blocks 750E and 750) of the Development will be closed and locked:

     (i) from after 10.00 am to before 4.30 pm and from after 7.00 pm to before 7.00 am on weekdays;

     (ii) from after 10.00 am to before 12.00 noon and after 3.00 pm on Saturdays; and

     (iii) all hours on Sundays and public holidays.

(b) The outer back gates (leading to Chai Chee Drive) of the Development will be closed and locked:

     (i)  from after 9.30 pm to before 6.00 am an weekdays;

     (ii) from after 3.00 pm on Saturdays; and


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



     (iii) all hours on Sundays and public holidays.

(c) The outer side gate2 (opposite main entrance to Block 750A) of the Development will be closed and locked:

     (i)  from after 7.00 pm to before 6.00 am an weekdays;

     (ii) from after 3.00 pm on Saturdays; and

     (iii) all hours on Sundays and public holidays.

#16.      Process Agent

     (a)  Name                 : N.A.

     (b)  NRIC/Passport No.    : N.A.

     (c)  Address in Singapore : N.A.

# only applicable where the Tenant is a company that is neither incorporated nor registered in -Singapore.

17.  Electrical Power Supply

     1,200 Amperes

18.  Air-Conditioning Charge Rate

     S0.008 per square metre per hour

     (subject to revision in accordance with clause 3.4.6)

19.  Distortion Percentage

     5%


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


EXECUTED AS A DEED.

Landlord

SIGNED by
WAN TIEN REALTY (PTE) LTD
by its Attorney,



acting under a Power of Attorney
dated 19th March 2001 (a copy of which was
deposited in the Registry, Supreme Court,
Singapore on 26th March 2001 and registered
as No. 602168 of 2001) in the presence of:           _____________________





________________________________
Name of Witness:



Tenant

SIGNED by

for and on behalf of ASE SINGAPORE
PTE. LTD. in the presence of:





________________________________
Name of Witness:
NRIC/Passport No.:


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